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                                                                    EXHIBIT 10.2

                              MKS INSTRUMENTS, INC.

                           Performance Stock Agreement
                   Granted Under the 2004 Stock Incentive Plan

      AGREEMENT made this ____ day of___ ____, between MKS Instruments, Inc., a Massachusetts corporation (the "Company"), and ______ (the "Participant").

      For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

      1. Issuance of Shares.

      The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2004 Stock Incentive Plan (the "Plan"), up to [_____] shares (the "Shares") of common stock, no par value, of the Company ("Common Stock"). This Agreement shall evidence Participant's ownership of the Shares, and Participant acknowledges that he/she will not receive a stock certificate representing the Shares. The Participant agrees that the Shares shall be subject to forfeiture as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement. The Company or [broker] (or such other broker with which the Company has established a relationship) ("[Broker]") shall retain custody of the Shares until the Shares have vested in accordance with Section 2 of this Agreement. Upon vesting of the Shares, the Company shall instruct its transfer agent to deposit the Vested Shares (as defined in Section 2(a) below) into the Participant's existing stock option account at [Broker] (the "Account"), subject to payment (through sale of a portion of the Shares in accordance with Section
6) of all applicable withholding taxes.

      2. Forfeiture.

            (a) Definitions. "Forfeiture" shall mean any forfeiture of Shares pursuant to Sections 2(b) or 2(c) below. "Unvested Shares" shall mean all Shares that remain subject to Forfeiture pursuant to either Section 2(b) or 2(c) below and "Vested Shares" shall mean all Shares that are no longer subject to any Forfeiture. "Contingent Shares" shall mean those shares that are no longer subject to Forfeiture pursuant to the terms of Section 2(b) below, but remain subject to Forfeiture pursuant to Section 2(c) below. "Vesting Date" shall mean the date that all Forfeiture provision lapses with respect to any Shares (or the first business day thereafter if such date falls on a day when the market is closed). For purposes of this Agreement, "employ" or "employment" with the Company shall include employment with a parent or subsidiary of the Company.

            (b) Performance Vesting. As set forth in the chart below, based upon the way that the Company's actual annual pro forma(1) earnings per share for the year ending December 31, [generally, the year following grant year] (the "20__ Actual EPS") relate to the Company's internal target for 20__ annual pro forma earnings per share, [may be established at a future date]

----------------
(1) Excludes certain non-operating items, as determined by the Company

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(the "20__ Target EPS"), then all Shares that are not Contingent Shares (as defined below) shall be automatically forfeited to the Company, effective as of the date of the Company's public announcement of the 20__ Actual EPS.

     IF THE 20__              "CONTINGENT
   ACTUAL EPS IS:         SHARES"(2) SHALL MEAN:                              EXAMPLE
---------------------   --------------------------   -----------------------------------------------------------
Less than 50% of 20__            0 shares            IF: Company's 20__ Actual EPS is 40% of 20__ Target EPS.
Target EPS

                                                     THEN: No shares are Contingent Shares.

50% to 100% of 20__      [_____] Shares multiplied   IF: Company's 20__ Actual EPS is 60% of 20__ Target EPS.
Target EPS              by the percentage that the
                         20__ Actual EPS bears to    THEN: [_____] shares (60% x [_____]) are Contingent Shares.
                            the 20__ Target EPS

More than 100% of           (1) [_____] Shares                                Example #1
  20__ Target
      EPS                         plus               IF: Company's 20__ Actual EPS is 140% of 20__ Target EPS.

                          (2) (a) [_____] Shares     THEN: [_____] shares are Contingent Shares, calculated as
                           multiplied by (b) the     follows: (1) [_____] shares, plus (2) [_____] shares
                          percentage by which the    (which is 40% x [_____] shares).
                          20__ Actual EPS exceeds
                              100% of the 20__
                                Target EPS                                    Example #2

                            (up to a maximum         IF: Company's 20__ Actual EPS is 180% of 20__ Target EPS.
                           aggregate of [_____]
                                 shares)             THEN: [_____] shares are Contingent Shares, calculated as
                                                     follows:  (1) [_____] shares, plus (2) [_____] shares
                                                     (which is 80% x [_____] shares).

Contingent Shares shall remain "Unvested Shares" pursuant to this Agreement until the Contingent Shares are no longer subject to Forfeiture pursuant to
Section 2(c) below.

            (c) Vesting Period. In addition to any forfeiture pursuant to
Section 2(b) above, in the event that Participant ceases to be employed by the Company for any reason or no reason (except for death or disability), with or without cause, prior to [third anniversary from date of grant], then effective at the time of such cessation, all remaining Shares shall

----------------
(2) Any fractional shares shall be rounded up to the next whole share. Maximum number of Contingent Shares is [maximum number granted per Section 1].

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automatically be forfeited to the Company. In the event that the Participant ceases to be employed by the Company by reason of death or disability prior to [third anniversary from date of grant], then, that percentage of the Shares that had not been previously Forfeited pursuant to Section 2(a) prior to the time of such death or disability, that is equal to percentage of the period of time between the date of this Agreement and [third anniversary from date of grant], that is remaining at the time of such death or disability, shall automatically be forfeited to the Company. For the purpose of this Section 2, "disability" shall mean disability as defined in Section 216(i)(1) of the Social Security Act.

            (d) Change in Control. Notwithstanding the foregoing, if, prior to [third anniversary from date of grant], and within two years of the effectiveness of a Change in Control (as defined below), the Participant is (i) terminated by the Company without Cause (as defined below) or (ii) terminates his employment for Good Reason (as defined below), then, 100% of the Participants Unvested Shares shall immediately become Vested Shares and shall no longer be subject to the Forfeiture provisions under this Agreement. For purposes of this section "Change in Control" means the first to occur of any of the following events: (I) any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's capital stock entitled to vote in the election of directors; (II) the shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger; or (III) the shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code Section 1563) in which the Company is a member. For purposes of this Agreement, "Cause" shall mean conviction for the commission of a felony, willful failure by the Participant to perform his responsibilities to the Company, or willful misconduct by the Employee. For purposes of this section, "Good Reason" shall mean termination of Participant's employment by Participant within 90 days following (I) a material diminution in Participant's positions, duties and responsibilities from those described in this Employment Agreement,
(II) a material reduction in Participant's base salary (other than a reduction which is part of a general salary reduction program affecting senior executives of the Company), (III) a material reduction in the aggregate value of the pension and welfare benefits provided to Participant from those in effect prior to the Change in Control (other than a reduction which is proportionate to the reductions applicable to other senior executives pursuant to a cost-saving plan that includes all senior executives), (IV) a material breach of any provision of this Employment Agreement by the Company or (V) the Company's requiring Participant to be based at a location that creates for Participant a one way commute in excess of 60 miles from his primary residence, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations of Participant under this Employment Agreement. Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason (I) if Participant shall have consented in writing to the occurrence of the event giving rise to the claim of termination for Good Reason or (II) unless Participant shall have delivered a written notice to the Company within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good

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Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

            (e) Notice. Within 90 days after any Forfeiture, the Company shall provide the Participant (or his estate) a written notice of forfeiture, specifying the number of Shares forfeited. Failure to provide such notice on a timely basis shall have no effect on the Forfeiture of the Shares.

      3. Restrictions on Transfer.

      The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Unvested Shares, or any interest therein, except that the Participant may transfer such Unvested Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Unvested Shares shall remain subject to this Agreement (including without limitation the terms of Forfeiture and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

      4. Restrictive Legends.

      All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

            "The shares of stock represented by this certificate are subject to restrictions on transfer and to forfeiture as set forth in a certain Performance Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

      5. Provisions of the Plan.

            (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

            (b) Upon the occurrence of a merger of, or acquisition of, the Company, the Forfeiture provision and other rights of the Company hereunder shall inure to the benefit of any successor to the Company.

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      6. Withholding Taxes; Section 83(b) Election.

            (a) The Company's obligation to deliver Shares to Participant upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements ("Withholding Taxes"). In order to satisfy all Withholding Taxes due upon vesting of Participant's Shares, Participant agrees to the following:

            (b) As a condition to receiving any Vested Shares, on the date of this Agreement, Participant must execute the Irrevocable Standing Order to Sell Shares attached hereto, which authorizes the Company and [Broker] to take the actions described in this subsection 6(b) (the "Standing Order"). Participant authorizes [Broker] to sell, at the market price and on the applicable Vesting Date the number of Vested Shares that the Company has instructed [Broker] is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes. Participant understands and agrees that the number of Vested Shares that [Broker] will sell will be based on the closing price of the Common Stock on the last trading day before the Vesting Date. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Vested Shares pursuant to this
Section 6.

            (c) Participant agrees that the proceeds received from the sale of Vested Shares pursuant to Section 6(b) will be used to satisfy the Withholding Taxes and, accordingly, Participant hereby authorizes [Broker] to pay such proceeds to the Company for such purpose. Participant understands that to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the Withholding Taxes, such excess proceeds shall be deposited into the Account. Participant further understands that any remaining Vested Shares shall be deposited into the Account.

            (d) Participant acknowledges and agrees that, in the event that there is not a market in the Common Stock, the Company will have the right to make other arrangements to satisfy the Withholding Taxes due upon vesting of Participant's Shares, including, but not limited to, the right to deduct amounts from payments of any kind otherwise due to the Participant.

            (e) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are issued rather than when and as the Forfeiture provisions lapse by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT

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REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE
PARTICIPANT'S BEHALF.

            (f) The Participant represents to the Company that, as of the date hereof, he is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a "binding contract" relating to the sale of Common Stock pursuant to this Section 5, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

      7. Miscellaneous.

            (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only in accordance with the terms of such section. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

            (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections3 and 4 of this Agreement.

            (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(e).

            (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

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            (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

            (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Massachusetts without regard to any applicable conflicts of laws.

            (j) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; and (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     MKS INSTRUMENTS, INC.

                                     By:___________________________
                                     Title:_______________________
                                     90 Industrial Way
                                     Wilmington, MA 01887

                                     __________________________________
                                     [Participant's Name]

                                     Address: _________________
                                              _________________

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                                                                       Exhibit A

                    IRREVOCABLE STANDING ORDER TO SELL SHARES

      I, ___________________________________, have been granted _____________
shares of performance stock by MKS Instruments, Inc. ("MKS"), which is evidenced by a restricted stock agreement between me and MKS (the "Agreement," copy attached). Provided that I remain employed by MKS on each vesting date, the shares vest according to the schedule set forth in the Performance Stock Agreement executed between me and MKS, dated [date of grant], a copy of which has been provided to you.

      I understand that on each vesting date, the vested shares (the "Shares") will be deposited into my account no. _____________ at [broker] ("[Broker]") and that I will recognize taxable ordinary income as a result. Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares, I understand and agree that, for each vesting date, I must sell a number of shares sufficient to satisfy all withholding taxes applicable to that ordinary income. Therefore, I HEREBY DIRECT [BROKER] TO SELL, AT THE MARKET PRICE AND ON EACH VESTING DATE LISTED ABOVE (OR THE FIRST BUSINESS DAY THEREAFTER IF A VESTING DATE SHOULD FALL ON A DAY WHEN THE MARKET IS CLOSED), THE NUMBER OF SHARES THAT MKS INFORMS [BROKER] IS SUFFICIENT TO SATISFY THE APPLICABLE WITHHOLDING TAXES, WHICH SHALL BE CALCULATED BASED ON THE CLOSING PRICE OF MKS'S COMMON STOCK ON THE LAST TRADING DAY BEFORE EACH VESTING DATE. I understand that [Broker] will remit the proceeds to MKS for payment of the withholding taxes.

      I hereby agree to indemnify and hold [Broker] harmless from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys' fees and court costs, arising out of any (i) negligent act, omission or willful misconduct by MKS in carrying out actions pursuant to the third sentence of the preceding paragraph and (ii) any action taken or omitted by [Broker] in good faith reliance upon instructions herein or upon instructions or information transmitted to [Broker] by MKS pursuant to the third sentence of the preceding paragraph.

      I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares which will remain in effect until all of the shares have vested. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any existing Account Agreement that I have with[Broker].

________________________________       _________________________________________
Signature                              Signature (Additional Account Holder)
Print name: ____________________       Print name: __________________________
Dated:  _______ __, 20__               Dated:  ________ __, 20__

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